SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
________________

Date of Report (Date of Earliest Event Reported): December 23, 2004

GulfMark Offshore, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-22853 (Commission File Number)	76-0526032 (I.R.S. Employer Identification No.)

10111 Richmond Ave., Suite 340, Houston, TX (Address of Principal Executive Offices)	77042 (Zip Code)

(713) 963-9522
(Registrant’s Telephone Number, Including Area Code)

4400 Post Oak Parkway, Suite 1170, Houston, Texas 77027
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

     GulfMark Offshore, Inc., a Delaware corporation (the “Company”), as Guarantor, has entered into a facility agreement for a $50,000,000 Senior Secured Revolving Credit Facility among Gulf Offshore N.S. Limited, a wholly-owned subsidiary of the Company and Borrower; Nordea Bank Norge ASA, as Arranger; Nordea Bank Finland Plc, as Facility Agent & Security Trustee; and the banking and financial institutions named therein (the “Facility Agreement”). This Facility Agreement is limited to the financing of the acquisition of offshore supply vessels and/or other related assets in the offshore support industry. A copy of the Facility Agreement is filed as Exhibit 10.1 hereto.

     In order to allow the Company and the Borrower to enter into the Facility Agreement described above, the Company and the Borrower requested an amendment to the negative pledge covenant under its previously existing $100,000,000 senior credit facility, which was approved by the lenders under the senior credit facility. Additionally, the Company requested an amendment to one of the financial covenants to the senior credit facility, which reduced the EBITDA to Interest coverage ratio for the period September 30, 2004 through September 30, 2005. The amendments were approved on November 17, 2004, but were effective December 23, 2004. A copy of the letter agreement approving the amendments is filed as Exhibit 10.2 hereto.

ITEM 9.01 Financial Statements and Exhibits

(c)	10.1 10.2	Facility Agreement Letter Agreement amending $100,000,000 senior credit facility agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GulfMark Offshore, Inc.
Date: December 29, 2004	By:	/s/ Edward A. Guthrie
Edward A. Guthrie
Executive Vice President and Chief Financial Officer